UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     May 23, 2007
MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
50 Cobham Drive, Orchard Park, NY 14127-4121

(Address of principal executive offices)
Registrant’s telephone number, including area code:          716-855-1068

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
On Wednesday, May 23, 2007, Minrad International, Inc. entered into a commitment agreement with First Niagara Bank in which First Niagara Bank agreed, subject to the conditions set forth therein, to extend line of credit to Minrad, to close by June 30, 2007 for $5,000,000. The Line is structured as a Demand Facility to fund the working capital needs of the Company
ITEM 8.01 Other Events
On Friday, May 25, 2007, the Company offered those holders of warrants to acquire Common Stock of the Company, who agree to exercise their warrants (at exercise prices which range between $0.75 and $3.85) to pay the holders brokerage costs associated with selling the Common Stock received on such exercise when sold through one of two predetermined brokerage firms. The Company will pay each brokerage firm a transaction fee of $0.10 a share. As of May 25, 2007 the Company had approximately 8.3 million warrants outstanding.

MINRAD INTERNATIONAL, INC. (Registrant)
May 25, 2007	By:	/s/ WILLIAM H. BURNS, JR.
William H. Burns, Jr.
Chairman and CEO